UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 16, 2014, Robert B. Crawford resigned as Senior Vice President, Worldwide Sales of QLogic Corporation (the “Company”) to pursue other interests. In connection with his resignation, Mr. Crawford entered into a General Release Agreement with the Company dated June 19, 2014 (the “Agreement”). The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, Mr. Crawford will be entitled to receive a lump sum payment of $156,000.00. He will also be entitled to a lump sum payment of $22,269.72 as reimbursement by the Company for 12 months of his COBRA premiums. Both amounts are payable within 15 days after his resignation. The Agreement also includes a release by Mr. Crawford of any claims against the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	General Release Agreement, dated June 19, 2014, by and between the Company and Robert B. Crawford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

June 20, 2014	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer